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                                                                  Exhibit 11

                                  [LETTERHEAD]
                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors and Shareholders
FBL Series Fund, Inc.

We consent to the reference to our firm under the captions "Condensed Financial Information" and "General Information - Report to Shareholders" in the Prospecuts for FBL Series Fund, Inc. in Part A and "Other Information - Independent Auditors" in Part B and to the incorporation by reference of our report dated August 30, 1996 on the financial statements of FBL Series Fund, Inc. in this Post Effective Amendment No. 32 to Form N-1A Registration Statement under the Securities Act of 1933 (No. 2-38512) and in this Amendment No. 32 to the Registration Statement under the Investment Company Act of 1940 (No. 811-2125).

                                    /s/ Ernst & Young LLP

Des Moines, Iowa
November 26, 1996